Exhibit 99.1

Ryman Hospitality Properties, Inc. Announces Reinstatement of Quarterly Cash Dividend and Provides Operating Update

NASHVILLE, Tenn. – (September 6, 2022) – Ryman Hospitality Properties (NYSE: RHP) (the “Company”), today announced that the Company has declared a quarterly cash dividend of $0.10 per common share, to be paid on October 17, 2022, to stockholders of record as of September 30, 2022. The Company’s new interim dividend policy is a minimum dividend of 100% of REIT taxable income annually, subject to the Board of Directors’ future determinations as to the amount of quarterly distributions and the timing thereof.

The Company today is also providing a business update on recent operating trends and supplemental information. The supplement can be located on the Company’s website under Investor Relations Home / News & Events / Presentations & Transcripts (http://ir.rymanhp.com/index.php/events-and-presentations/presentations).

“I am very pleased with the continued strong demand that we are seeing in our hospitality business,” said Colin Reed, Chairman and CEO. “As you can see in our business update, our hotel performance has remained strong through the summer, as group room nights travelled in August surpassed 2019 levels. In light of our recent strong financial performance and continuing path to recovery, I am pleased to report that our Board of Directors has reinstated the Company’s quarterly dividend. We remain optimistic about the future of our business and our long-term prospects.”

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a leading lodging and hospitality real estate investment trust that specializes in upscale convention center resorts and country music entertainment experiences. The Company’s core holdings, Gaylord Opryland Resort & Convention Center, Gaylord Palms Resort & Convention Center, Gaylord Texan Resort & Convention Center, Gaylord National Resort & Convention Center, and Gaylord Rockies Resort & Convention Center, are five of the top ten largest non-gaming convention center hotels in the United States based on total indoor meeting space. These convention center resorts operating under the Gaylord Hotels brand, along with two adjacent ancillary hotels, are managed by Marriott International and represent a combined total of 10,412 rooms and more than 2.8 million square feet of total indoor and outdoor meeting space in top convention and leisure destinations across the country. The Company also owns a 70% controlling ownership interest in Opry Entertainment Group (OEG), which is composed of entities owning a growing collection of iconic and emerging country music brands, including the Grand Ole Opry, Ryman Auditorium, WSM 650 AM, Ole Red, Circle, a country lifestyle media network the Company owns in a joint venture with Gray Television, Nashville-area attractions managed by Marriott, and Block 21, a mixed-use entertainment, lodging, office and retail complex, including the W Austin Hotel and the ACL Live at Moody Theater, located in downtown Austin, Texas. The Company operates OEG as part of a taxable REIT subsidiary. Visit RymanHP.com for more information.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the expected approach to making dividend payments and the Board’s ability to alter the dividend policy at any time. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including, but not limited to, risks and uncertainties associated with the Company’s ability to effectuate its dividend policy, including factors such as operating results and the economic outlook influencing the Board of Directors’ decision whether and when to pay further dividends, the Company’s ability to generate cash flows to support dividends, future Board determinations regarding the timing and amount of dividends and changes to the dividend policy, which could be made at any time. Other factors that could cause actual results to differ from the Company’s beliefs and expectations as to the outcome of future events are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and subsequent filings. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Jennifer Hutcheson, Chief Financial Officer	Robert Winters
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6320	(929) 266-6315
jhutcheson@rymanhp.com	robert.winters@alpha-ir.com
~or~
Todd Siefert, SVP Finance & Treasurer
Ryman Hospitality Properties, Inc.
(615) 316-6344
tsiefert@rymanhp.com